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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event eported)        December 30, 1997
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                                  HALIS, Inc.
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             (Exact name of registrant as specified in its charter)



Georgia                            0-16288                   58-1366235
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(State or other jurisdiction      (Commission File Number)        (IRS Employer
of incorporation)                                           Identification No.)


9040 Roswell Road, Suite 470, Atlanta, Georgia                           30350
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code      (770) 641-5555
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         (Former name or former address, if changed since last report)


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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits:

             4.1 - Form of 4% Convertible Debenture

             4.2 - Form of Common Stock Purchase Warrant Certificate

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On December 30, 1997, HALIS, Inc., a Georgia corporation (the "Company") received funds from the sale of a 4% Convertible Debenture dated December 23, 1997 in the principal amount of $200,000 to Tradewinds
Investments, Ltd., a Bahamas corporation, pursuant to a Convertible Debenture Subscription Agreement dated December 23, 1997. In addition, on January 7,
1998, the Company received funds from the sale of a 4% Convertible Debenture dated December 24, 1998 in the principal amount of $100,000 to GEM SINGAPORE
PTE LIMITED, a Nevis, West Indies corporation ("GEM Singapore"), pursuant to a Convertible Debenture Subscription Agreement dated December 19, 1997. The Debentures shall hereinafter be collectively referred to as the "Debentures."
In addition, the Company issued a total of 450,000 warrants (the "Warrants") to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock") to non-U.S. Persons. The Warrants were distributed as follows:
250,000 to Tradewinds Investments, Ltd., 100,000 to Ms. Kalpana Anant Joshi in India, and 100,000 to GEM Singapore. The Debentures and the Warrants were issued to non-U.S. Persons with the assistance of GEM Advisors, Inc. acting as a placement agent. The consideration received by the Company for the Debentures and the Warrants was $300,000 in cash less certain expenses, including payments of $2,500 in fees to the escrow agent and 9% of the aggregate proceeds to GEM Advisors, Inc. as compensation for its services.

         The Debentures are convertible into shares of Common Stock, the number of which is calculated in accordance with the following formula:

Number of Shares issued upon Conversion = Principal (+ Interest, if applicable)/Conversion Price, where

         Principal = The Principal amount of the Debenture,
         Interest = Principal x (N/365) x .04, where
         N = the number of days between the date hereof and the Conversion Date for the Debenture, and

         Conversion Price = the lesser of (x) 100% of the average Closing Bid Price, as that term is defined below, of the Shares for the ten (10) trading days immediately preceding the date of the sale (the "Fixed Conversion Price"), or (y) 65% of the average Closing Bid Price, as that term is defined below, of the Shares for the ten (10) trading days immediately preceding the day prior to the Conversion Date (the "Variable Conversion Price"). The Fixed Conversion Price of the Debentures is approximately $.61.


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         For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the market as reported by the OTC Bulletin Board or NASDAQ's National Market System or Small Capitalization System (NASDAQ) or American Exchange Emerging Company Marketplace or if then traded on a different national securities exchange, the closing sales price on the principal national securities exchange on which it is so traded and if not available, the mean of the daily high and low sales prices on such securities exchange on which it is traded.

         In the event that the Market Price of the Common Stock increases by more than thirty percent (30%) above the original Fixed Conversion Price, the holders shall have the right to receive in the form of an adjustment to the original Fixed Conversion Price fifty percent (50%) of the amount in excess of thirty percent (30%), and no more of such excess. In such event, the original Fixed Conversion Price shall be adjusted to be:


                                            C
                                   ---------------------
                                     [(C/F) + (1.3)]/2

         where:     C=   the bid price of the Common Stock at the time of
                         conversion;
and
                    F=   the original Fixed Conversion Price

         Each Warrant issued to Tradewinds Investments, Ltd. entitles the holder thereof to purchase one share of Common Stock at exercise price of $.60 per share. Each Warrant issued to Mrs. Joshi and GEM Singapore also entitles the holder thereof to purchase one share of Common Stock at an exercise price of $.60 per share.

         The offers and sales of the Debentures and the Warrants were made pursuant to a claim of exemption under Rules 901 and 903 of Regulation S promulgated by the Securities and Exchange Commission or, alternatively, under
Section 4(2) of the Securities Act of 1933, as amended. The sales of the Debentures and the Warrants were made in "offshore transactions" (as defined in Regulation S) and no "directed selling efforts" (as defined in Regulation S) were made by the Company or any of its affiliates. The purchasers of the Debentures and the Warrants (the "Purchasers") are entities organized under the laws of jurisdictions other than the United States and therefore are not "U.S. Persons" (as defined in Regulation S). Moreover, the Purchasers represented and warranted, among other things, that at the time of the offers and sales they were located outside the United States, and that neither the Purchasers nor any of their affiliates had engaged in any "directed selling efforts" (as defined in Regulation S). Appropriate legends were affixed to the Debentures and the certificates for the Warrants. In addition, the Company did not use any general advertisement or solicitation in connection with the offer or sale of the Debentures or Warrants to the Purchasers and the Purchasers represented and warranted that they were purchasing the Debentures and Warrants for investment only and not with a view to distribution.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HALIS, INC.



                                     By: /s/ Larry Fisher
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                                        Larry Fisher, Executive Vice President

Dated: January 12, 1998
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                                 EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
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

4.1             Form of 4% Convertible Debenture

4.2             Form of Common Stock Purchase Warrant Certificate